Designated Filer:	Twin Haven Capital Partners, L.L.C.
Issuer & Ticker Symbol:	Hawaiian Telcom Holdco, Inc. [HCOM]
Date of Event Requiring Statement:	November 26, 2014

JOINT FILERS’ SIGNATURES

TWIN HAVEN SPECIAL OPPORTUNITIES FUND IV, L.P.

By:	/s/ Paul Mellinger	Date: December 1, 2014
Name: Paul Mellinger
Title: Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS IV, L.L.C

By:	/s/ Paul Mellinger	Date: December 1, 2014
Name: Paul Mellinger
Title: Managing Member

PAUL MELLINGER

By:	/s/ Paul Mellinger	Date: December 1, 2014
Name: Paul Mellinger

ROBERT WEBSTER

By:	/s/ Robert Webster	Date: December 1, 2014
Name: Robert Webster